Exhibit 99.1

Press Release

Synergy Pharmaceuticals Announces Agreement for Bausch Health

to Acquire Its Business Assets

Company Initiates Voluntary Chapter 11 Process to Effectuate Sale; Secures Commitment for DIP Financing to Support Normal-Course Operations

NEW YORK, December 12, 2018 — Synergy Pharmaceuticals Inc. (NASDAQ:SGYP) (the “Company” or “Synergy”), a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies, today announced an agreement with Bausch Health Companies Inc., through which Bausch Health would acquire substantially all of Synergy’s assets, including all rights to TRULANCE® (plecanatide), dolcanatide and related intellectual property, for approximately $200 million in cash, subject to certain adjustments at closing, plus the assumption of certain liabilities related to the assets to be acquired. The sale is subject to a competitive process and the Company’s receipt of higher and better offers.

To facilitate the sale and address its debt obligations, Synergy initiated voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The Company fully intends to operate its business as usual while it works to complete the sale through the Chapter 11 process.

“We have worked diligently to serve our patients, health care professionals and other stakeholders by bringing TRULANCE® to market and developing other GI therapies to address previously unmet needs. Unfortunately, we have now reached a point where our financial challenges are preventing us from taking this important work to the next level,” said Troy Hamilton, Chief Executive Officer of Synergy Pharmaceuticals Inc. “We are pleased to reach this agreement with Bausch Health and to move forward with the court-supervised auction process. We are confident that this process will result in a strong new owner that has the necessary funding and commercialization capabilities to continue providing TRULANCE to the patients and providers who have come to rely on this treatment and will allow us to maximize value for all stakeholders. We thank our employees for their continued hard work, dedication and commitment to serving our health care professionals and their patients.”

Synergy has entered into a binding term sheet with its existing first lien lenders for debtor-in-possession (DIP) financing in an aggregate principal amount equal to $155 million, comprised of $110 million of roll up pre-petition loan obligations and $45 million of new money loans to support operations during the Chapter 11 and sale process. This financing, combined with existing cash on its balance sheet and normal operating cash flows, will allow Synergy to operate its business as usual and help fund its ongoing financial commitments while it works to complete the sale. The Company also has filed customary motions with the Court seeking authorization to continue employee wages and benefit programs, honor future vendor payments and maintain customer programs in the normal course in addition to certain other relief.

The proposed sale to Bausch Health is expected to be conducted through a supervised sale process under Section 363 of the Bankruptcy Code and will be subject to Court-approved bidding procedures, receipt of higher and better offers at auction and approval of the Court.  As part of the sale through the Chapter 11 process, Synergy and its advisors will evaluate competing bids that may be submitted in order to ensure the Company receives the highest and best offer for its assets. The agreement with Bausch Health comprises the initial stalking horse bid in the Court-supervised auction process. Synergy aims to complete this process by the end of the first quarter of 2019. The agreement will be filed with the Securities and Exchange Commission.

Additional information about Synergy’s Chapter 11 cases can be found at https://cases.primeclerk.com/Synergy.

Synergy is advised in this transaction by Skadden, Arps, Slate, Meagher & Flom LLP, Sheppard, Mullin, Richter & Hampton LLP, Centerview Partners and FTI Consulting.

Confidential — Not for External Distribution

Forward-Looking Statements

This press release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of our indebtedness and our trade creditors; risks and uncertainties with performing under the terms of the debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Company’s DIP budgets;  our ability to conduct business as usual in the United States and worldwide; our ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from us; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Court; negotiations with our debtholders,  our creditors and any committee approved by the Court;  negotiations with lenders on the definitive DIP financing documents; the Company’s ability to meet the closing conditions of its DIP financing; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for TRULANCE; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, August 8, 2018 and November 9, 2018 and Form 10-K filed with the SEC on March 1, 2018, and similar disclosures in subsequent reports filed with the SEC.

About Synergy Pharmaceuticals

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE® (plecanatide) and a second product candidate - dolcanatide. For more information, please visit www.synergypharma.com.

Media Contact:

Helen O’Gorman, FTI Consulting

212.850.5629

Helen.O’Gorman@fticonsulting.com

Investor Contact:

Stephanie Randall, FTI Consulting

212.850.5603

Stephanie.Randall@fticonsulting.com